Exhibit 10.11

OPERATING AGREEMENT

This Operating Agreement (this “Agreement”) is effective as of May 26, 2010, and is entered into in Ningguo City, Anhui Province, People’s Republic of China (“PRC” or “China”) by and between Dynamic Ally Limited (“Party A”)and Ningguo Taiyang Incubation Plant Co., Ltd (“Party B”). Party A and Party B are each referred to in this Agreement as a “Party” and collectively as the “Parties.”

R E C I T A L S

1.           Party A, a company incorporated under the law of BritishVirginIsland, with extensive expertise in enterprise management and consulting;

2.           Party B is engaged in producing and selling poultry seeds; engaged in services with respect to technical consulting and transferring on poultry incubation and cultivation(collectively the “Business”);

3.           Party A owns 100% of the equity interests of Party B;

4.           Party A has established a business relationship with Party B pursuant to that certain Consulting Services Agreement effective as of May 26, 2010 (hereinafter “Consulting Services Agreement”);

5.           Pursuant to that the Consulting Services Agreement, Party B is obligated to make regular payments of consulting services fee to Party A during the term of the Consulting Services Agreement.  However, no payment has yet been made, and Party B’s daily operation has a material effect on its ability to make such payments to Party A; and

6.           The Parties are entering into this Agreement to clarify certain matters in connection with Party B’s operations in order to ensure Party B’s ability to meet its obligations under the Consulting Services Agreement, including payment of consulting services fee.

NOW THEREFORE, in addition to rights Party A enjoys as the shareholder of Party B specified in the Articles of Association of Ningguo Taiyang Incubation Plant Co., Ltd, all Parties of this Agreement hereby agree as follows through negotiations

1.           Party A agrees, subject to Party B’s agreement to relevant provisions of this Agreement, to be Party B’s guarantor in connection with the contracts, agreements and transactions executed between Party B and any third party, and to provide full guarantee for the performance of such contracts, agreements or transactions by Party B.  Party B agrees, as a counter-guarantee, to pledge all of its relevant assets, including accounts receivable, to Party A.  Pursuant to such guarantee arrangement, Party A may, pursuant to Section 5, enter into written guarantee agreements with Party B’s counter-parties to assume guarantor liability, upon which Party B shall take all necessary actions (including, but not limited to, executing relevant documents and commencing relevant registrations) to carry out the counter-guarantee arrangements to be provided to Party A.

2.           In consideration of Section 1 herein and to ensurethe performance of the various arrangements between Party A and Party B, includingrelatedpayment obligations of Party B to Party A, Party B hereby agrees that Party B shall not, without the prior written consent of Party A, conduct any transactions which may materially affect the assets, obligations, rights or the operations of Party B (excluding proceeding with Party B’s normal business operation and the lien obtained by relevant counter parties due to such proceedings).  Such transactions shall include, without limitation the following:

                2.1   To borrow money from any third party or assume any debt;

2.2           To sell or acquire from any third party any asset or right, including, but not limited to, any intellectual property rights;

2.3           To provide any guarantees to any third parties using its assets or intellectual property rights; or

2.4           To assign to any third party its business agreements.

3.           In order to further ensure Party B’sperformance of the various arrangements between Party A and Party B, including related payment obligations of Party B to Party A, Party B hereby agrees to accept and follow the corporate policies provided by Party A in connection with Party B’s daily operations, financial management and the employment and dismissal of Party B’s employees.

4.           Party A shall have rights to appoint Directors of Party B as specified in Party B’s Articles of Association. In addition to Party A’s rights as its shareholder, Party B hereby agrees that Party B shall appoint such individuals as recommended by Party A to be Party B’s General Manager, Chief Financial Officer, and other senior officers.  If any member of such senior management leaves or lose the qualification to take any other position with Party B, Party B shall appoint another personas recommended by Party A to take such position.  The person recommended by Party A in accordance with this section shall have the qualifications necessary to be a General Manager, Chief Financial Officer, and/or other relevant senior officers pursuant to applicable laws.

5.           Party B hereby agrees and confirmsthat Party B shall first seek guarantee from Party A if Party B requires any guarantee for its performance of any contract or loan in the course of its business operation.  Under such circumstances, Party A shall have the right, but not the obligation, to provide the appropriate guarantee to Party B at its sole discretion.  If Party A decides not to provide such guarantee, Party A shall issue a written notice to Party B immediately and Party B shall seek a guarantee from other third party.

6.           In the event that any of the agreements between Party A and Party B terminates or expires, Party A shall have the right, but not the obligation, to terminate all agreements between Party A and Party B, including, but not limited to, the Consulting Services Agreement.

7.           Any amendment to this Agreement shall be made in writing.  The amendments duly executed by all Parties shall be deemed as a part of this Agreement and shall have the same legal effect as this Agreement.

8.           If any provision or provisions of this Agreement shall be held to be invalid, illegal, unenforceable or in conflict with the laws and regulations of the jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

9.           Party B shall not assign its rights and obligations under this Agreement to any third party without the prior written consent of Party A.  Party B hereby agrees that Party A may assign its rights and obligations under this Agreement if necessary and such transfer shall only be subject to a written notice sent to Party B by Party A, and no any further consent from Party B will be required.

10.         The Parties hereby acknowledge and agreethe confidentiality of all oral and written materials exchanged relating to this Agreement.  No Party shall disclose the confidential information to any other third party without the other Party’s prior written approval, unless: (a) it was in the public domain at the time it was communicated (unless it entered the public domain without the authorization of the disclosing Party); (b) the disclosure was in response to the relevant laws, regulations, or stock exchange rules; or (c) the disclosure was required by any of the Party’s legal counsel or financial consultant for the purpose of the transaction of this Agreement.  However, such legal counsel and/or financial consultant shall also comply with the confidentiality as stated hereof.  The disclosure of confidential information by employees or agents of any Party is deemed to be an act of such Party, and such Party shall bear all liabilities of the breach of confidentiality.  If any provision of this Agreement is found by a proper authority to be unenforceable or invalid, such unenforceability or invalidity shall not render this Agreement unenforceable or invalid as a whole.

11.         This Agreement shall be governed and construed in accordance with PRC law.

12.         The Parties shall strive to settle any disputes arising from the interpretation or performance of this Agreement through amicable negotiations.  If such dispute cannot be settled, any Party may submit such dispute to China International Economic and Trade Arbitration Commission (“CIETAC”) for arbitration.  The arbitration shall abide by the current rules of CIETAC, and the arbitration proceedings shall be conducted in Beijing, China in English.  The judgment of the arbitration shall be final and binding upon the Parties.

13.         This Agreement shall be executed by a duly authorized representative of each Party as of the date first written above and becomes effective simultaneously.

14.           The Parties confirm that this Agreement shall constitute the entire agreement of the Parties with respect to the subject matters therein and supersedes and replaces all prior or contemporaneous verbal and written agreements and understandings.

15.           This Agreement shall take effect on May 26, 2010 and shall remain in full force and effect for the maximum period of time permitted by law unless sooner terminated pursuant to Clause16.

16.           This Agreement shall take effect on May 26, 2010, and shall remain in full force and effect for the maximum period of time permitted by law. Notwithstanding the foregoing stipulation, Party A shall have the right to terminate this Agreement at any time by giving a thirty (30) day prior written notice to other Parties. During the effective term of this Agreement, Party B shall have no right to terminate this Agreement.

17.           This Agreement has been executed in two (2) duplicate originals inEnglish.  Each Party has received one (1) original, and all originals shall be equally valid.

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IN WITNESS WHEREOF this Agreement is duly executed by each Party or its legal representatives.

PARTY A:	Dynamic Ally Limited

Legal/Authorized Representative: /s/ WU Qiyou
Name: WU Qiyou
Title: Executive Director

PARTY B:	Ningguo Taiyang Incubation Plant Co., Ltd.

Legal/Authorized Representative: /s/ WU Qiyou
Name: WU Qiyou
Title: Executive Director